As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(44) 1235 430000

(Address of principal executive offices, including zip code)

Adaptimmune Therapeutics plc Company Share Option Plan

Adaptimmune Therapeutics plc 2015 Share Option Scheme

Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme

(Full title of the plans)

ADAPTIMMUNE LLC

351 Rouse Boulevard, The Navy Yard
Philadelphia, PA 19112
United States of America
(215) 825 9260

(Name, address, telephone number, including area code, of agent for service)

Copies to:

David S. Bakst	Adrian Rawcliffe
Mayer Brown LLP	Chief Executive Officer
1221 Avenue of the Americas	60 Jubilee Avenue, Milton Park
New York, NY 10020	Abingdon, Oxfordshire OX14 4RX
Telephone: (212) 506 2500	United Kingdom
Telephone: (44) 1235 430000
Facsimile: (44) 1235 430001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Adaptimmune Therapeutics plc (the “Registrant”) is filing this Registration Statement on Form S-8 (the “S-8 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 213,932,393 additional ordinary shares, par value £0.001 per share (the “Ordinary Shares”), of the Registrant under the Adaptimmune Therapeutics plc Company Share Option Plan, the Adaptimmune Therapeutics plc 2015 Share Option Scheme and the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme (collectively, the “Plans”). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same benefit plans are effective. The Registrant previously registered ordinary shares for issuance under the Plans under a Registration Statement on Form S-8 filed with the Commission on August 30, 2019 (File No. 333-233558), as amended by post-effective amendment number one filed with the Commission on June 29, 2023 and a Registration Statement on Form S-8 filed with the Commission on May 7, 2015 (File No. 333-203929), as amended by post-effective amendment number one filed with the Commission on June 29, 2023. Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 16, 2016).

4.1	Form of certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

4.2	Form of Deposit Agreement among Adaptimmune Therapeutics plc, Citibank, N.A., as the depositary bank and Holders and Beneficial Owners of ADSs issued thereunder (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)(incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

5.1*	Opinion of Mayer Brown International LLP.

10.1	Adaptimmune Therapeutics plc Company Share Option Plan, dated March 16, 2015, as amended on April 15, 2015, as further amended on January 13, 2016 (incorporated by reference to Exhibit 4.32 to the Company’s Transition Report on Form 20-F (file no. 001-37368) filed with the Commission on March 17, 2016).

10.2	Adaptimmune Therapeutics plc 2015 Share Option Scheme, dated March 16, 2015, as amended on April 15, 2015, January 13, 2016, December 18, 2017 and June 29, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2023 (file no. 001-37368)).

10.3	Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme, dated January 14, 2016, as amended on December 18, 2017 and June 29, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2023 (file no. 001-37368)).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Mayer Brown International LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing fee table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on November 30, 2023.

ADAPTIMMUNE THERAPEUTICS PLC

By:	/s/ Adrian Rawcliffe
Name: Adrian Rawcliffe
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adrian Rawcliffe and Gavin Wood, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on  November 30, 2023 in the capacities indicated.

Signature	Position

/s/ Adrian Rawcliffe	Chief Executive Officer and Director (Principal Executive Officer)
Adrian Rawcliffe

/s/ David M. Mott	Chairman of the Board of Directors and Director
David M. Mott

/s/ Gavin Wood	Chief Financial Officer (Principal Accounting and Financial Officer)
Gavin Wood

/s/ Andrew Allen	Director
Andrew Allen

/s/ Lawrence Alleva	Director
Lawrence Alleva

/s/ Ali Behbahani	Director
Ali Behbahani, M.D.

/s/ John Furey	Director
John Furey

/s/ Priti Hegde	Director
Priti Hegde

/s/ Kristen M. Hege	Director
Kristen M. Hege

/s/ Gary Menzel	Director
Gary Menzel

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Adaptimmune Therapeutics plc, has signed this Registration Statement or amendment thereto on November 30, 2023.

Adaptimmune LLC

By:	/s/ Adrian Rawcliffe
Name:	Adrian Rawcliffe
Title:	Chief Executive Officer